Exhibit 99.7

NETWORK SERVICES AND SYSTEMS SEGMENT

REVENUE BY CUSTOMER GROUP

NDCHealth Corporation and Subsidiaries

(Continuing Operations)

(In Thousands)

	Fiscal 2003				Fiscal 2004				Fiscal 2005		Q2/Q2 Y-Y % Change	Q1/Q2 Sequential % Change
	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1	Qtr 2	Qtr 3	Qtr 4	Qtr 1	Qtr 2
	(As Restated)	(As Restated)	(As Restated)	(As Restated)	(As Restated)	(As Restated)	(As Restated)	(As Restated)	(As Restated)
Pharmacy	$32,497	$33,709	$34,331	$35,437	$34,248	$36,155	$38,625	$37,192	$33,982	$35,670	-1.3%	5.0%
Hospital	14,050	14,060	14,900	15,573	14,666	15,099	13,653	14,603	13,852	13,371	-11.4%	-3.5%
Physician	9,420	11,444	9,889	13,484	9,440	11,967	12,529	6,092	6,268	8,011	-33.1%	27.8%
Other	3,978	4,006	4,117	4,214	3,912	3,578	3,425	3,386	3,474	3,302	-7.7%	-5.0%

Total	$59,945	$63,219	$63,237	$68,708	$62,266	$66,799	$68,232	$61,273	$57,576	$60,354	-9.6%	4.8%

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